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                                                                    EXHIBIT 10.2


                          STRATEGIC TIMBER TRUST, INC.
                       DIRECTOR INDEMNIFICATION AGREEMENT


         THIS AGREEMENT is made on this _____ day of ____________ 1999, by and between Strategic Timber Trust, Inc., a Georgia corporation ("STT"), and the undersigned ("Director").

                                   WITNESSETH:

         WHEREAS, Director is currently serving or intends to serve as a director of STT and in such capacity performs a valuable service for STT;

         WHEREAS, the Georgia Business Corporation Code, as now in effect or hereafter amended (the "GBCC") as well as STT's Bylaws (the "Bylaws") specifically provide that the indemnification provided thereunder is not exclusive of any other rights with respect to indemnification or otherwise to which those seeking indemnification may be entitled under any contract or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast;

         WHEREAS, the GBCC and the Bylaws contemplate that contracts may be entered into between STT and its directors with respect to indemnification of such directors;

         WHEREAS, in order to encourage Director to continue his service or begin to serve as a director of STT, STT has determined and agreed to enter into this Agreement with Director;

         NOW, THEREFORE, in consideration of Director's service or continued service to STT as a director from and after the date hereof, the parties hereby agree as follows:

         1. INDEMNITY OF DIRECTOR. STT shall defend, hold harmless and indemnify Director to the full extent permitted by the provisions of the GBCC, as currently in effect or as it may hereafter be amended, or by the provisions of any other applicable statute authorizing or permitting such indemnification, whether currently in effect or hereafter adopted.

         2.       INSURANCE POLICIES.

         (a) STT represents that it has purchased and presently maintains a policy of directors' and officers' liability insurance ("D&O Insurance") with ____________________ in the amount of $______________. Subject to the provisions of Section 2(b) hereof, for so long as Director shall continue in such capacity and thereafter if Director shall then be subject to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of



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         the fact that Director was a director of STT, STT will use reasonable efforts to maintain in effect for the benefit of Director one or more policies of D&O Insurance providing coverage comparable to that presently in effect.

                  (b) STT shall not be required to maintain said policy or policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the then directors of STT, the premium cost for such insurance is disproportionate to the amount or extent of coverage.

         3. ADDITIONAL INDEMNITY. Subject to the provisions of Section 4 hereof and without limiting the Bylaws, STT shall defend, hold harmless and indemnify Director:

                  (a) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by or in the right of STT), by reason of the fact that he is or was a director of STT, or is or was serving at the request of STT as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and reasonably believed: (i) in the case of conduct in his official capacity, that such conduct was in the best interests of STT; (ii) in all other cases, that such conduct was at least not opposed to the best interests of STT; and (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Director met the standard of conduct under this
         Section 3(a); and

                  (b) in any threatened, pending or completed action, suit or proceeding by or in the right of STT to procure a judgment in its favor, by reason of the fact he is or was a director of STT or is or was serving at the request of STT as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of STT. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that Director did not act in a manner which he believed in good faith to be in or not opposed to the best interests of STT.

         4.       LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to
Section 3 hereof shall be paid by STT:



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                  (a)      to the extent it would reduce or eliminate any
         payments under any D&O Insurance covering Director;

                  (b) to the extent of any liability for which Director is indemnified pursuant to Sections 1 and 2 of this Agreement or pursuant to any D&O Insurance carried by STT;

                  (c) on account of any claim against Director for an accounting of profits made from the purchase or sale of securities of STT pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or the similar provisions of any other applicable law;

                  (d) on account of any claim against Director arising out of the trading of STT stock while possessing material non-public information, whether pursuant to the Insider Trading Sanctions Act of 1984 or otherwise;

                  (e) if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such indemnity is not lawful;

                  (f) in respect to remuneration paid to Director if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such remuneration was not lawful;

                  (g) for any appropriation, in violation of his duties, of any business opportunity of STT;

                  (h) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (i) for unlawful distributions as set forth in GBCC s. 14-2-832 (or any successor provision); or

                  (j) for any transaction from which he received an improper personal benefit.

         5.       NOTIFICATION AND DEFENSE OF CLAIM.

                  (a) Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereto is to be made against STT under this Agreement, notify STT of the commencement thereof, but the failure to so notify STT will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director so notifies STT:

                           (i) STT will be entitled to participate therein at its own expense; and


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                           (ii)     except as otherwise provided below, to the
                  extent that it may wish, STT may assume the defense thereof.

                  (b) After notice from STT to Director of its election to assume the defense thereof, STT will not be liable to Director under this Agreement or otherwise for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel of his choosing in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from STT of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized in writing by STT, (ii) STT and Director shall have reasonably concluded that there may be a conflict of interest between STT and Director in the conduct of the defense of such action, or (iii) STT shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of Director's counsel shall be paid by STT.

                  (c) STT shall not be liable to Director under this Agreement for any amounts paid in settlement of any threatened or pending action, suit or proceeding without its prior written consent. STT shall not settle any such action, suit or proceeding in any manner which would impose any penalty or limitation on Director without Director's prior written consent. Neither STT nor Director will unreasonably withhold his or its consent to any proposed settlement.

         6. PREPAYMENT OF EXPENSES. Unless Director otherwise elects, expenses incurred in defending any civil or criminal action, suit or proceeding will be paid by STT in advance of the final disposition of such action, suit or proceeding upon receipt of a written agreement from Director in form and substance satisfactory to STT (i) affirming the Director's good faith belief that his conduct does not constitute behavior of the kind described in Sections 4(c) through (j) of this Agreement, and (ii) agreeing to repay any advances if it shall be ultimately determined that he is not entitled to be indemnified by STT under this Agreement.

         7. CONTINUATION OF INDEMNITY. All agreements and obligations of STT contained in this Agreement shall continue during the period Director is a member of the Board of Directors of STT and shall continue thereafter so long as Director shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Director was a director of STT, or is or was serving at the request of STT as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         8. ALLOWANCE FOR COMPLIANCE WITH SEC REQUIREMENTS. Director acknowledges that the Securities and Exchange Commission ("SEC") has expressed the opinion that indemnification of directors and officers from liabilities under the Securities Act of 1933 (the "Act") is against public policy and therefore unenforceable. Director hereby agrees


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that it will not be a breach of this Agreement for STT to agree with the SEC in connection with the registration for sale of any stock or other securities of STT from time to time that, in the event a claim for indemnification against such liabilities (other than the payment by STT of expenses incurred or paid by a director or officer of STT in the successful defense of any action, suit or proceeding) is asserted in connection with such stock or other securities being registered, STT will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. Director further agrees that such submission to a court of competent jurisdiction shall not be a breach of this Agreement.

         9. RELIANCE. STT has entered into this Agreement in order to induce Director to serve or continue as a member of the Board of Directors of STT, and acknowledges that Director is relying upon this Agreement with respect thereto.

         10. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         11. GOVERNING LAW; ASSIGNMENT; BINDING EFFECT; AMENDMENT AND TERMINATION; GENDER.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State.

                  (b) Neither this Agreement nor any rights or obligations hereunder shall be assigned or transferred by Director.

                  (c) This Agreement shall be binding upon Director and upon STT, its successors and assigns, including successors by merger or consolidation, and shall inure to the benefit of Director, his heirs, personal representatives and permitted assigns and to the benefit of STT, its successors and assigns.

                  (d) No amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto.

                  (e) References herein to the male gender herein shall include references to the female gender.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.



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                                  STRATEGIC TIMBER TRUST, INC.


                                  By:
                                      -------------------------------
                                  Name:
                                        -----------------------------
                                  Title:
                                        -----------------------------

                                  -----------------------------------
                                  [NAME OF DIRECTOR], Director